EXHIBIT 10.1(H)

COMPUTER NETWORK TECHNOLOGY CORPORATION
1992 STOCK AWARD PLAN
RESTRICTED STOCK UNIT
DEFERRED STOCK AWARD ELECTION
(DIRECTOR)

TO:   Human Resources Department, Computer Network Technology Corporation (the “Company”)

FROM:___________________________________________(Director)

I hereby elect to defer receipt of Common Shares as settlement of the Restricted Stock Units (“RSU”) I have been granted under the Computer Network Technology Corporation 1992 Stock Award Plan (the “Plan”). I understand that except as set forth in this election, my election is irrevocable once made and that the terms of the Plan (or its successors) will govern my election. I understand that a deferral election will not be effective unless it is made at least 12 months before the Original Settlement Date or Deferred Settlement Date (whichever is later) of my RSU. The terms of my election are as follows:

1.	Deferred Settlement Date.

Subject to the terms of the Plan and the RSU Agreement, I will receive Common Shares in settlement of my deferred RSU within 30 days of the earliest of (i) the Deferred Settlement Date I have elected below, (ii) the date of a Fundamental Change unless appropriate provision is made for protection of the RSUs under paragraph 4.1 of the RSU Agreement; (iii) an Event as defined in the Plan; or (iv) my death. A Deferred Settlement Date may be no earlier than the later of (i) my Original Settlement Date or (ii) twelve months following the date of the election. I understand that if I elect to have my RSUs settled in substantially equal annual installments then the Deferred Settlement Date chosen herein will begin the first distribution, and that future distributions will occur on that anniversary date in each subsequent year (unless settled sooner as described above).

I elect the following Deferred Settlement Date(s):

For that portion of my RSU that vests on
the Deferred Settlement Date is                    .

These RSUs will be settled	[_] in a lump sum
[_] in annual installments (up to 5)

For that portion of my RSU that vests on
the Deferred Settlement Date is                    .

These RSUs will be settled	[_] in a lump sum
[_] in annual installments (up to 5)

For that portion of my RSU that vests on
the Deferred Settlement Date is                    .

These RSUs will be settled	[_] in a lump sum
[_] in annual installments (up to 5)

For that portion of my RSU that vests on
the Deferred Settlement Date is                   .

These RSUs will be settled	[_] in a lump sum
[_] in annual installments (up to 5)

2.	Change of Settlement Date.

I understand that I may be able to change the Settlement Date(s) chosen herein. However, such a change must be made at least one (1) year prior to the original Deferred Settlement Date. I further understand that the new Settlement Date(s) must be set to occur at least one (1) year after the date on which the Change of Settlement Date notice is filed. A modification to the Deferred Settlement Date elected herein will also require the consent of the Company. I further understand that the ability to change the Deferred Settlement Date may not be available to me in the future as a result of changes to the Company’s future policy on changes in elections or any changes to the applicable tax requirements governing deferred compensation occurring after this deferral election and any future elections.

3.	Irrevocability of Election.

This Deferred Stock Award Election will become irrevocable when filed. However, at any time I may elect with the consent of the Company to receive vested RSUs in Common Shares by accelerating my Deferred Settlement Date but not before the Original Settlement Date. I will receive 90% of the requested RSUs (rounded down to the nearest whole share), with the balance permanently forfeited to the Company. I understand that changes in applicable tax requirements may cause this acceleration to become unavailable in the future.

4.	Awards Unfunded.

I understand that the Company has not formally funded my deferred stock unit awards. I understand that I am an unsecured creditor of the Company with respect to my award until I am issued Common Shares in settlement of my award.

5.	Subject to Plan.

2 This Deferred Stock Award Election is in all respects subject to the terms and conditions of the Plan. Should any inconsistency exist between this Deferred Stock Award Election, the Plan, the RSU Agreement, and/or any relevant regulatory guidance (e.g., the Internal Revenue Code), then the provisions of either the regulatory guidance or the Plan will control, with the Plan subordinated to the relevant regulatory guidance.

Dated:
Signature

Received by CNT’s Human Resources Department

Dated:
Signature